Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pineapple Energy Inc. of our report dated March 14, 2022, relating to the consolidated financial statements of Communications Systems, Inc. (n/k/a Pineapple Energy Inc.), appearing in the Annual Report on Form 10-K of Communications Systems, Inc. (n/k/a Pineapple Energy Inc.) for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 15, 2022